Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Draganfly Inc. of our report dated April 16, 2021, relating to the financial statements of Draganfly Inc. as at December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, which appears in Draganfly Inc.’s registration statement on Form F-10 filed with the Securities and Exchange Commission on July 21, 2021.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, BC

September 10, 2021